UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 6, 2012

TANGOE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35247	06-1571143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Executive Blvd., Orange, Connecticut	06477
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (203) 859-9300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 6, 2012, Tangoe, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”). The following proposals were adopted by the votes specified below.

	For	Against/ Withheld	Abstain	Broker Non-Votes
1. To elect three class I directors, each for a three year term.
Gary P. Golding	27,683,131	225,104	—	4,745,816
Ronald W. Kaiser	27,689,885	218,350	—	4,745,816
Gerald G. Kokos	27,617,426	290,809	—	4,745,816

	For	Against/ Withheld	Abstain	Broker Non-Votes
2. To ratify the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.	32,465,352	173,180	15,519	—

	For	Against/ Withheld	Abstain	Broker Non-Votes
3. To vote on a non-binding advisory proposal to approve executive compensation.	27,664,138	236,957	7,140	4,745,816

	1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
4. To vote on a non-binding advisory proposal regarding the frequency of future advisory proposals to approve executive compensation.	26,619,288	114,179	1,163,488	11,280	4,745,816

After considering the stockholder approval, on a non-binding advisory basis, at the Annual Meeting of holding future non-binding advisory proposals to approve executive compensation (“Say-on-Pay Votes”) annually, the Company’s Board of Directors determined that the Company will hold Say-on-Pay Votes annually, with the next Say-on-Pay Vote to be held at the Company’s 2013 Annual Meeting of Stockholders. The next advisory stockholder vote on the frequency of future Say-on-Pay Votes will be held at the Company’s 2018 Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2012

By:	/s/ Albert R. Subbloie, Jr.
Albert R. Subbloie, Jr.
President and Chief Executive Officer